Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR LAWS OF ANY OTHER RELEVANT COUNTRY.

WARRANT TO PURCHASE CHESS DEPOSITARY INTERESTS

Issue Date: May 30, 2018

This Warrant to Purchase CHESS Depositary Interests (the “Warrant”) certifies that, for good and valuable consideration, CRYSTAL AMBER FUND LIMITED (along with its permitted assignees, the “Holder”) is entitled to, and GI DYNAMICS, INC., a Delaware corporation (the “Company”), hereby grants the Holder the right to, purchase, as of the date of issuance set forth above (the “Issue Date”), up to such number of fully paid and non-assessable CHESS Depositary Interests (with each CDI representing 1/50th of a share of the Company’s common stock, par value $0.01 per share (the “Common Stock”)) (the “CDIs”) as determined pursuant to Section 1(a) below, at a price per CDI equal to the Exercise Price (as defined below), subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued pursuant to the Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of May 30, 2018 by and between the Company and the Holder.

1. Number of CDIs; Exercise Price

(a) Number of CDIs. Upon the making of loan to the Company as evidenced by the Note (as defined in the Purchase Agreement), this Warrant automatically shall become exercisable for 97,222,200 CDIs (representing 1,944,444 shares of Common Stock). All CDIs for which this Warrant becomes exercisable from time to time pursuant to this Paragraph 1(a), and as may be adjusted from time to time in accordance with the provisions of this Warrant, are referred to herein cumulatively and collectively as the “Warrant CDIs.”

(b) Exercise Price. With respect to each Warrant CDI for which this Warrant becomes exercisable pursuant to Paragraph 1(a) above, the purchase price therefor (the “Exercise Price”) shall be US$0.018.

2. Exercise; Payment.

(a) Method of Exercise. This Warrant may be exercised by the Holder at any time during the term (as set forth in Section 8) and in compliance with the provisions of this Warrant for all or any part of the Warrant CDIs, by the surrender of this Warrant together with the duly executed notice of exercise form attached hereto as Exhibit A (the “Notice of Exercise”) at the principal office address of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the Holding Statement or the book entry notice pursuant to Section 2(e), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the then unpurchased Warrant CDIs, which new Warrant shall in all other respects be identical to this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

(b) Cash Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount (“Exercise Payment”) equal to the product of the Exercise Price multiplied by the total number of Warrant CDIs purchased pursuant to such exercise of this Warrant, by wire transfer of immediately available funds or check payable to the order of the Company. In the manner set out in Paragraph (e) below, the Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant CDIs represented by such exercise (and such Warrant CDIs shall be deemed to have been issued) immediately prior to the close of business on the date upon which the Exercise Payment is paid to the Company.

(c) Net Exercise. The Exercise Payment also may be paid at the Holder’s election by surrender of all or a portion of the Warrant for the Warrant CDIs to be exercised under this Warrant (“Net Exercise”). If the Holder elects the Net Exercise method, the Company will issue Warrant CDIs in accordance with the following formula:

X	=	Y(A-B)
A

Where:

X =	the number of Warrant CDIs to be issued upon the Net Exercise of the Warrant

Y =	the number of Warrant CDIs to be surrendered

A =	the fair market value of one (1) CDI on the date of exercise of this Warrant

B =	the Exercise Price

For purposes of the above calculation, fair market value of CDIs shall mean the following (“Fair Market Value”):

(i) if CDIs are then quoted on the Australian Securities Exchange (“ASX”), then the Fair Market Value per share of one (1) CDI shall be equal to the volume weighted average closing price of the Company’s CDIs on the ASX for the five (5) trading days ending immediately prior to the business day on which the Company receives the Holder’s written Notice of Exercise (regardless if received during the trading hours or after);

(ii) if CDIs are not then quoted on the ASX, then if the Company’s Common Stock is traded on another national securities exchange, the Fair Market Value of the CDIs shall be equal to the result obtained by dividing (A) the volume weighted average closing price of the Company’s Common Stock on such securities exchange for the five (5) trading days ending immediately prior to the business day on which the Company receives the Holder’s written Notice of Exercise (regardless if received during the trading hours or after), by (B) the number of CDIs (or fraction thereof) which equal an interest in exactly one share of Common Stock on such dates;

(iii) if CDIs are not then quoted on the ASX and the Common Stock is not then traded on another securities exchange, then if the Common Stock is traded over-the-counter, the Fair Market Value of the CDIs shall be equal to the result obtained by dividing (A) the volume weighted average closing price of the Company’s Common Stock quoted on the principal market on which or through which the Common Stock is traded over the five (5) consecutive trading days ending immediately prior to the business day on which the Company receives the Holder’s written Notice of Exercise (regardless if received during the trading hours or after), by (B) the number of CDIs (or fraction thereof) which equal an interest in exactly one share of Common Stock on such dates; or

(iv) if CDIs are not then quoted on the ASX and the Common Stock is not then listed on any securities exchange or traded in the over-the-counter market, the Fair Market Value of the CDIs shall be as determined by its Board of Directors in its reasonable good faith judgment (which determination shall take into consideration any available appraisals).

If any of the amounts used to calculate the Fair Market Value are expressed in Australian dollars and not the United States dollar, then each such amount shall be converted into United States dollars based on the closing exchange rate published by the Reserve Bank of Australia in their Official Bulletin at 4 pm for the applicable date. The amounts used to calculate the Fair Market Value shall be equitably adjusted for the occurrence of any of the events for which an adjustment would be made pursuant to Section 3 but which is not otherwise fully reflected in the Fair Market Value calculation.

(d) Election to receive Common Stock. The Holder may include in their Notice of Exercise, the election to receive the corresponding number of shares of Common Stock for the Warrant CDIs to be purchased.

(e) Exercise Process including Holding Statement. In the event of the valid exercise of this Warrant, the Company must, if the CDIs are quoted on the ASX, do the following:

(i) allot and issue to CHESS Depositary Nominees Pty Ltd (“CDN”) the number of shares of Common Stock underlying the CDIs the subject of the Notice of Exercise and procure CDN to allot and issue to the Holder the number of CDIs representing the Common Stock issued to CDN under this provision;

(ii) enter CDN into the Company’s register of members as the holder of the relevant number of shares of Common Stock and procure CDN to enter the Holder into the register of CDI holders as the holder of the relevant number of CDIs;

(iii) deliver to the Holder a holding statement showing the Holder as the holder of the relevant number of CDIs;

(iv) apply for, and use its reasonable efforts to obtain, official quotation of the relevant number of CDIs (and underlying shares of Common Stock) on ASX as soon as practicable; and

(v) deliver in accordance with Section 6 to the Holder a check payable to the Holder for any cash amounts payable as a result of any fractional shares.

If, at the time of exercise, CDIs are no longer quoted on ASX, then on exercise of the Warrant the Company must issue directly to the Holder the number of shares of Common Stock over which the Warrant is exercised and must procure that those shares be listed for trading on any securities exchange on which the Company’s Common Stock is tradeable and in accordance with Section 6 deliver to the Holder a check payable to Holder for any cash amounts payable as a result of any fractional shares.

3. Stock Fully Paid; Reservation of Shares. All of the Warrant CDIs or Common Stock issuable upon the exercise of this Warrant, upon issuance and receipt by the Company of the Exercise Price therefor (or upon Net Exercise thereof, as provided in Section 2(c)), shall be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof except as noted in Section 5. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

4. Adjustment of Exercise Price and Number of Shares. The number and kind of Warrant CDIs to be issued upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification, Consolidation or Reorganization. Subject to Section 10, in case of any reclassification of the CDIs (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the Company’s assets (any of which is a “Reorganization Transaction”), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant CDIs then issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be received by the Holder for such Warrant CDIs as if such Warrant CDIs were outstanding immediately prior to the consummation of the Reorganization Transaction.

(b) Stock Splits, Dividends and Combinations. Subject to Section 10, in the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant CDIs issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant CDIs issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be such that in each case, the result obtained by multiplying the Exercise Price by the number of Warrant CDIs shall be the same immediately prior to, and immediately after, such event.

(c) Notice of Corporate Action. If the Company (i) declares a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits stockholder approval for any Reorganization Transaction; or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock or CDIs in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 11(d); provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(d) Subsequent Equity Sales. Notwithstanding any provision of this Warrant to the contrary, in the event that the Company issues any CDIs or Common Stock or any security that is exchangeable or convertible into CDIs or Common Stock (“Additional Securities”) after the date hereof at a price per CDI (or the equivalent for shares of Common Stock) that is less than the Exercise Price (or the equivalent for shares of Common Stock) in an equity financing, then the Exercise Price shall be reduced to the lowest price per CDI (or the equivalent for shares of Common Stock) at which any Additional Security was issued or sold or deemed to be issued or sold. The Company agrees that it will provide a notice to the Holder describing the material terms and conditions of any issuance of Additional Securities promptly after the issuance thereof. For the avoidance of doubt, the price per CDI (or the equivalent for shares of Common Stock) at which any Additional Securities are issued by the Company to the Holder after the date hereof, including, without limitation, upon conversion into CDIs or Common Stock of the Senior Secured Convertible Promissory Note, dated June 15, 2017, issued to the Holder by the Company, will have no effect on the Exercise Price.

5. Holder Representations and Warranties; Transfer and Assignment.

(a) The representations and warranties and rights and obligations of transfer and assignment of Holder that are set forth in Section 4 of the Purchase Agreement with respect to the shares of Common Stock or Warrant CDIs issuable to Holder are hereby made a part of this Warrant and incorporated herein by this reference

(b) Notwithstanding any other provision of this Warrant or the Purchase Agreement, the Holder may not sell or transfer any shares of Common Stock or CDIs issued to the Holder pursuant to this Warrant (“Restricted Securities”), or grant, issue or transfer interests in, or options over, any Restricted Securities, at any time within 12 months after the issue of those Restricted Securities (“Restricted Period”) except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth). Before commencement of the Restricted Period, to prevent any such restricted dealings in the Restricted Securities during the Restricted Period, the Holder agrees to (i) the application of a holding lock to the Restricted Securities by the Payor’s securities registry for the Restricted Period, and (ii) enter into any other documents reasonably necessary to prevent any such restricted dealings in the Restricted Securities during the Restricted Period.

(c) The Holder may not sell or transfer this Warrant, or grant, issue or transfer interests in, or options over, this Warrant at any time within 12 months after the Issue Date except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth).

6. Fractional Shares. No fractional shares of the Company’s capital stock will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or subscription rights or be deemed the holder of the CDIs, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) with respect to the Warrant CDIs until this Warrant shall have been exercised and the Warrant CDIs purchasable upon the exercise of this Warrant shall have become deliverable, as provided in Section 2(a).

8. Term of Warrant. This Warrant shall become exercisable on the Issue Date and shall terminate and no longer be exercisable from and after 5:00 p.m., Eastern Time, on the date that is the fifth (5th) anniversary of the Issue Date.

9. Registry of Warrants. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Holder’s initial address, for purposes of such registry, is set forth below Holder’s signature on this Warrant. Holder may change such address by giving written notice of such changed address to the Company.

10. ASX Listing Rules. Until such time as the Company is removed from the Official List of the ASX, the following additional provisions will apply to the Warrant notwithstanding any other provision of this Warrant:

(a) Voting Rights. The Warrant does not carry any voting rights at stockholder meetings of the Company unless and until the Warrant is converted.

(b) Participation Rights. There are no participating rights or entitlements inherent in the Warrant and the Holder is not by virtue of holding the Warrant entitled to participate in any new issue of capital that may be offered to stockholders (except upon exercise of the Warrant).

(c) Reorganisations. The rights of the Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization (including a reconstruction, consolidation, subdivision or reduction or return of capital) of the Company’s capital at the time of the reorganization.

(d) Bonus Issues. If there is a bonus issue to the holders of CDIs, the number of CDIs representing shares of Common Stock over which the Warrant is exercisable will be increased by the number of CDIs which the Holder would have received if it had exercised the Warrant before the record date for the bonus issue.

(e) Pro Rata Issue. If the Company proceeds with a pro rata issue (except a bonus issue) of securities to stockholders after the date of issue of the Warrant, the Exercise Price of the Warrant will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

(f) Not Quoted. The Warrant will not be quoted on ASX or on any other securities exchange.

(g) Equal Ranking. The Common Stock and CDIs issued pursuant to an exercise of the Warrant will rank, from the date of issue, equally with the existing shares of Common Stock and CDIs of the Company in all respects.

(h) Changes. Other than as set out in this Warrant or the ASX Listing Rules, this Warrant does not confer the right to a change in the Exercise Price or a change in the underlying securities over which this Warrant can be exercised.

11. Miscellaneous.

(a) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant CDIs issued or issuable upon the exercise hereof.

(d) Any notice provided for or permitted under this Warrant shall be treated as having been given (i) upon receipt, when delivered personally, (ii) one day after sending, when sent by commercial overnight courier with written verification of receipt, (iii) upon confirmed transmission when sent via facsimile on a business day prior to 5:00 pm local time or, if sent after 5:00 pm local time, the next business day after confirmed transmission, or (iv) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, in each case, addressed to the address or facsimile number set forth on the signature pages hereof or as otherwise furnished in writing.

(e) This Warrant, the Note and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the matters contained herein.

(f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder’s expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

(g) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder provided that, while the Company is admitted to the Official List of the ASX, any proposed amendment, waiver or termination must not contravene the ASX Listing Rules.

[continued and to be signed on following page]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Warrant to be signed by its duly authorized officer, all as of the day and year first above written.

COMPANY:	GI DYNAMICS, INC.
a Delaware corporation

	By:	/s/ Scott Schorer
	Name:	Scott Schorer
	Title:	Chief Executive Officer

Notice Address:		PO Box 51915
Boston, MA 02205
U.S.A.
Attention: Chief Executive Officer

HOLDER:	CRYSTAL AMBER FUND LIMITED

	By:	/s/ Kevin Smith
	Name:	Kevin Smith
	Title:	Alternate Director
Crystal Amber Asset Management (Guernsey) Ltd

Notice Address:		Heritage Hall
PO Box 225
Le Marchant Street
St. Peter Port
Guernsey
GY1 4HY

With a copy (which shall not constitute notice) to:

Estera - GG - Crystal Amber Team CrystalAmberTeam@estera.com

EXHIBIT A

NOTICE OF EXERCISE

TO:	GI DYNAMICS, INC.

1. Cash Exercise.    The undersigned hereby elects to purchase ____________ CHESS Depositary Interests (with each CHESS Depositary Interest representing 1/[50th] of a share of the Company’s common stock, par value $0.01 per share (the “Common Stock”)) (“CDIs”) of GI DYNAMICS, INC., a Delaware corporation (the “Company”), pursuant to the terms of Section 2(b) of the Warrant to Purchase CHESS Depositary Interests dated May 30, 2018 (the “Warrant”), and tenders herewith payment of the Exercise Price (as such term is defined in the Warrant) therefor.

2. Net Exercise. The undersigned hereby elects to effect a Net Exercise for _____________ CDIs pursuant to Section 2(c) of the Warrant.

Please issue a Holding Statement certifying said _________ CDIs have been issued in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3. Common Stock Election. By initialing here, the undersigned hereby elects to receive the number of shares of Common Stock corresponding to the CDIs noted above in lieu of the CDIs otherwise issuable: ______________

The undersigned hereby represents and warrants that the aforesaid shares of Common Stock or CDIs, as the case may be, are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

[HOLDER NAME]

By:

Name:

Title:

Date: